UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported) September 30, 2008

Green Planet Bioengineering Co. Limited

(Exact name of registrant as specified in its charter)

Delaware	000-52622	37-1532842
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

18851 NE 29th Avenue, Suite 700
Aventura, FL 33180

Registrant’s telephone number, including area code 561-542-2604

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01 Entry Into a Material Definitive Agreement

On September 30, 2008, the Mondo Acquisition II, Inc. (the “Company”), Mondo Management Corp. (“Seller”) and Cris Neely (“Buyer”) entered into a Purchase Agreement (the “Agreement”). Pursuant to the Agreement, Seller sold to Buyer an aggregate of 935,000 previously issued and outstanding shares of the Company's restricted common stock, comprising approximately 93.5 % of the issued and outstanding capital stock of the Company. The purchase price for the sale of the shares was $14,375 in cash and 65,000 shares of the Company’s common stock. All of the Company's current officers and directors agreed to resign and the Buyer’s nominee, Mr. Cris Neely, was appointed to fill the vacancies on the Board resulting in connection with the stock purchase transaction.

Item 5.01 Change in Control of the Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the Agreement, the Buyer acquired an aggregate of 935,000 shares of Common Stock, or approximately 93.5% of the issued and outstanding Common Stock, and attained voting control of the company.

  As of the date of this Report the Company is authorized to issue 40,000,000 shares of common stock and 10,000,000 shares of Preferred Stock. Prior to the closing, as of September 30, 2008, 1,000,000 shares of common stock were issued and outstanding. After the closing, as of September 30, 2008, there are 1,000,000 shares of Common Stock issued and outstanding.

The following table sets forth certain information, as of September 30, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (3)

Cris Neely	935,000	93.5%
Mondo Management, Corp.(2)	65,000	6.5%
All officers and directors as a group (1 persons)	0	0

(1)	Except as otherwise indicated, the address of each beneficial owner is 18851 NE 29th Avenue, Suite 700, Aventura, Florida 33180.
(2)	The address of this beneficial owner is 61 Broadway, 32nd Floor, New York, New York, 10006.
(3)
Applicable percentage ownership is based on an assumption of 1,000,000 shares of common stock outstanding as of September 30, 2008, together with other securities exercisable or convertible into shares of common stock within 60 days of such date by each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently obtainable or obtainable within 60 days of September 30, 2008 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The Company was a "shell company", as defined in Rule 12b-2 of the Exchange Act prior to the change of control. In accordance with paragraph (8) of Item 5.01 of Form 8-K, the Company is required to provide the information that would be required if the Company were filing a Form 10-SB registration statement under the Exchange Act, provided that where such information has been previously reported, the Company may identify the filing in which this disclosure is included instead of including the required disclosure in this Form 8-K. The following Form 10-SB information is provided, with reference to the filing made by the Company in which the information is disclosed, where the information is not included in this report:

Form 10 Item	Description	Filing Where Information Included
Part I-Item 1	Description of Business	Form 10-KSB annual report filed on April 15, 2008
Part I-Item 2	Plan of Operation	Form 10-KSB annual report filed on April 15, 2008
Part I-Item 3	Security Ownership of Certain Beneficial Owners and Management	Form 10-KSB annual report filed on April 15, 2008
Part I-Item 5	Directors and Executive Officers, Promoters and Control Persons	Provided below in this Current Report of Form 8-k
Part I-Item 6	Executive Compensation	F Form 10-KSB annual report filed on April 15, 2008
Part I-Item 7	Certain Relationships and Related Transactions	Form 10-KSB annual report filed on April 15, 2008
Part I-Item 8	Description of Securities	Form 10-KSB annual report filed on April 15, 2008
Part II-Item 1	Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	Form 10-KSB annual report filed on April 15, 2008
Part II-Item 2	Legal Proceedings	Form 10-KSB annual report filed on April 15, 2008
Part II-Item 3	Changes in and Disagreements with Accountants	Form 10-KSB annual report filed on April 15, 2008
Part II-Item 4	Recent Sale of Unregistered Securities	Form 10-KSB annual report filed on April 15, 2008
Part II-Item 5	Indemnification of Directors and Officers	Provided below in this Current Report of Form 8-k
Part F/S	Financial Statements	Form 10-KSB annual report filed on April 15, 2008
Part III	Exhibits	Form 10-KSB annual report filed on April 15, 2008

Changes to the Board of Directors

The following sets forth the names of the current Directors, nominees for Director and executive officers of the Company, and the principal positions with the Company held by such persons. The Directors serve one year terms or until their successors are elected. The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions due to the limited scope of its operations in the past and the short time elapsed since the Merger, but plans to establish some or all of such committees in the future. All such applicable functions have been performed by the Board of Directors as a whole. There are no family relationships among any of the Directors, nominees or executive officers.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company, or any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the Directors or executive officers.

On September 30, 2008, Darrin Ocasio resigned as President and Director, Michael Ference resigned as Secretary and Director and Gregory Sichenzia resigned as Director. On September 30, 2008, Cris Neely was appointed as director and on October 3, 2008, Cris Neely was appointed as President.

Resigning Directors and Executive Officers

Darrin M. Ocasio, President and Director
Mr. Ocasio has served as President and Director of the Company since its inception. Since 2000, Mr. Ocasio has been an attorney at Sichenzia Ross Friedman Ference LLP, a New York city based law firm that provides representation in all matters involving the securities industry, as well as in all general corporate and litigation matters. Mr. Ocasio has been a member of Sichenzia Ross Friedman Ference LLP since 2005. Mr. Ocasio received his Juris Doctor Degree from New York Law School in 2000.

Michael H. Ference, Secretary and Director
Mr. Ference has served as Secretary and Director of the Company since its inception. Since October 1999, Mr. Ference has been a member of Sichenzia Ross Friedman Ference LLP, a New York city based law firm that provides representation in all matters involving the securities industry, as well as in all general corporate and litigation matters. From 1997 to October 1999, Mr. Ference was a member of Lampert, Lampert & Ference, where he specialized in securities litigation and arbitration as well as corporate finance matters. Mr. Ference received his B.S. in Policy and Management and his M.S.I.A. (MBA) from the Graduate School of Industrial Administration from Carnegie Mellon University in 1991 and 1992, respectively. Mr. Ference received his Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1995.

Gregory Sichenzia, Director
Mr. Sichenzia has served as a director of the Company since its inception. Since May 1998, Mr. Sichenzia has been a founding member of Sichenzia Ross Friedman Ference LLP, a New York city based law firm that provides representation in all matters involving the securities industry, as well as in all general corporate and litigation matters. From 1997 to 1998, Mr. Sichenzia was the managing partner of the Corporate Securities Department at Singer, Frumento Sichenzia LLP. Mr. Sichenzia received his B.A. in Political Science and Economics from American University in 1984 and his Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1987.

Director and Executive Officer Nominees

Cris Neely, President and Director
Mr. Neely has served as the Chief Financial Officer and as a Director for Teleplus World, Corp. since April 2007. Previous to Teleplus, Mr. Neely worked as a consultant for small/medium organizations focusing on Sarbanes-Oxley compliance, revenue recognition and financial/operational business assessments. Mr. Neely was previously the CFO of Siemens Enterprise Networks located in Boca Raton, Florida from 1999 through 2004. He also held various executive positions with Siemens Enterprise Networks including Senior Vice President Business Transformation, Director Internal Audit, Director of Finance for Wireless Terminals and Area Financial Manager. He has also held management positions with ROLM, IBM and Cisco during his career. Mr. Neely holds a Bachelor of Business Administration - Finance degree from the University of Texas at Arlington and an MBA from Amberton University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2008, the Company filed an amendment to its Certificate of Incorporation with the Secretary of State of Delaware whereby it changed its name to Green Planet Bioengineering Co. Limited and increased its authorized common stock to 250,000,000 shares.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)  Shell company transactions.

Not applicable.

(d) Exhibits

Exhibit Number	Description
3.1 10.1
Certificate of Amendment to the Certificate of Incorporation, dated October 2, 2008

Form of Stock Purchase Agreement dated September 30, 2008, among Mondo Acquisition II, Inc., Mondo Management Corp., and Cris Neely.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mondo Acquisition II, Inc.

Date: October 6, 2008	By:	/s/ Cris Neely
Cris Neely President